Exhibit 4.1

CEPHALON, INC.

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033
FIRST PUTABLE JUNE 15, 2008

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033
FIRST PUTABLE JUNE 15, 2010

INDENTURE
DATED AS OF DECEMBER 20, 2004

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

ARTICLE 5 CONVERSION

Section 5.1.	Conversion Privilege
Section 5.2.	Conversion Procedure
Section 5.3.	Fractional Shares
Section 5.4.	Taxes on Conversion
Section 5.5.	Payment Upon Conversion
Section 5.6.	Adjustment of Conversion Price
Section 5.7.	No Adjustment
Section 5.8.	Adjustment for Tax Purposes
Section 5.9.	Notice of Adjustment
Section 5.10.	Notice of Certain Transactions
Section 5.11.	Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege
Section 5.12.	Trustee’s Disclaimer
Section 5.13.	Voluntary Reduction

ARTICLE 6 SUBORDINATION

Section 6.1.	Agreement of Subordination
Section 6.2.	Payments to Holders
Section 6.3.	Subrogation of Securities
Section 6.4.	Authorization to Effect Subordination
Section 6.5.	Notice to Trustee
Section 6.6.	Trustee’s Relation to Senior Indebtedness
Section 6.7.	No Impairment of Subordination
Section 6.8.	Certain Conversions Deemed Payment
Section 6.9.	Article Applicable to Paying Agents
Section 6.10.	Senior Indebtedness Entitled to Rely
Section 6.11.	Ranking of Securities in Relation to Existing Securities

ARTICLE 7 COVENANTS

Section 7.1.	Payment of Securities
Section 7.2.	SEC Reports
Section 7.3.	Compliance Certificates
Section 7.4.	Further Instruments and Acts
Section 7.5.	Maintenance of Corporate Existence
Section 7.6.	Rule 144A Information Requirement
Section 7.7.	Stay, Extension and Usury Laws
Section 7.8.	Payment of Interest Amounts

ARTICLE 8 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1.	Company May Consolidate, Etc, Only on Certain Terms
Section 8.2.	Successor Substituted

ARTICLE 9 DEFAULT AND REMEDIES

Section 9.1.	Events of Default
Section 9.2.	Acceleration

Section 9.3.	Other Remedies
Section 9.4.	Waiver of Defaults and Events of Default
Section 9.5.	Control by Majority
Section 9.6.	Limitations on Suits
Section 9.7.	Rights of Holders to Receive Payment and to Convert
Section 9.8.	Collection Suit by Trustee
Section 9.9.	Trustee May File Proofs of Claim
Section 9.10.	Priorities
Section 9.11.	Undertaking for Costs

ARTICLE 10 TRUSTEE

Section 10.1.	Duties of Trustee
Section 10.2.	Rights of Trustee
Section 10.3.	Individual Rights of Trustee
Section 10.4.	Trustee’s Disclaimer
Section 10.5.	Notice of Default or Events of Default
Section 10.6.	Reports by Trustee to Holders
Section 10.7.	Compensation and Indemnity
Section 10.8.	Replacement of Trustee
Section 10.9.	Successor Trustee by Merger, Etc
Section 10.10.	Eligibility; Disqualification
Section 10.11.	Preferential Collection of Claims against Company

ARTICLE 11 SATISFACTION AND DISCHARGE

Section 11.1.	Satisfaction and Discharge
Section 11.2.	Application of Trust Money
Section 11.3.	Repayment to Company
Section 11.4.	Reinstatement

ARTICLE 12 AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.1.	Without Consent of Holders
Section 12.2.	With Consent of Holders
Section 12.3.	Compliance with Trust Indenture Act
Section 12.4.	Revocation and Effect of Consents
Section 12.5.	Notation on or Exchange of Securities
Section 12.6.	Trustee to Sign Amendments, Etc
Section 12.7.	Effect of Supplemental Indentures

ARTICLE 13 MISCELLANEOUS

Section 13.1.	Trust Indenture Act Controls
Section 13.2.	Notices
Section 13.3.	Communications by Holders with Other Holders
Section 13.4.	Certificate and Opinion as to Conditions Precedent
Section 13.5.	Record Date for Vote or Consent of Securityholders
Section 13.6.	Rules by Trustee, Paying Agent, Registrar and Conversion Agent
Section 13.7.	Legal Holidays
Section 13.8.	Governing Law

Section 13.9.	No Adverse Interpretation of Other Agreements
Section 13.10.	No Recourse Against Others
Section 13.11.	Successors
Section 13.12.	Multiple Counterparts
Section 13.13.	Separability
Section 13.14.	Table Of Contents, Headings, Etc

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	10.10
	(a)(2)	10.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	10.10
	(b)	10.8; 10.10
	(c)	N.A.
Section	311(a)	10.11
	(b)	10.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	13.3
	(c)	13.3
Section	313(a)	10.6
	(b)(1)	N.A.
	(b)(2)	10.6
	(c)	10.6; 13.2
	(d)	10.6
Section	314(a)	7.2; 7.4; 13.2
	(b)	N.A.
	(c)(1)	13.4(a)
	(c)(2)	13.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.4(b)
	(f)	N.A.
Section	315(a)	10.1(b)
	(b)	10.5; 13.2
	(c)	10.1(a)
	(d)	10.1(c)
	(e)	9.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	9.5
	(a)(1)(B)	9.4
	(a)(2)	N.A.
	(b)	9.7
	(c)	13.5
Section	317(a)(1)	9.8
	(a)(2)	9.9
	(b)	2.4

*                               This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**                        N.A. means Not Applicable.

THIS INDENTURE dated as of December 20, 2004 is between Cephalon, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the premises and the acquisition of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                                Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means either a 2008 Security that is in substantially the form attached hereto as Exhibit A or a 2010 Security that is in substantially the form attached hereto as Exhibit B, and in either case that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Rate” means, as of any date of determination with respect to Securities of a series, an amount equal to $1,000 divided by the then applicable Conversion Price of the Securities of such series.  As of the date hereof and subject to adjustment pursuant to Section 5.6, the Conversion Rate with respect to the 2008 Securities is 16.8067 shares of Common Stock, and the Conversion Rate with respect to the 2010 Securities is 17.6991 shares of Common Stock.

“Conversion Value” of a Security of a series means, as of any date of determination, the product of the last reported bid price of the Common Stock on that date multiplied by the Conversion Rate of that Security on that date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 225 Asylum Street, 23rd Floor, Hartford, CT  06103, Attention:  Corporate Trust Services (Cephalon, Inc. Zero Coupon Convertible Subordinated Notes due June 15, 2033), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means June 15, 2033.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A, in the case of a 2008 Security, or Exhibit B, in the case of a 2010 Security, and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Amounts” has the meaning specified in Section 5 of the Registration Rights Agreement and shall also include for purposes of this Indenture default interest (to the extent the payment thereof is lawful) on overdue installments of Interest Amounts and overdue principal and premium, if any, as and to the extent provided for in this Indenture.

“Nasdaq” means The Nasdaq National Market.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that, for purposes of Sections 5.11 and 7.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Put Right Purchase Date” means either the 2008 Purchase Date, the applicable 2013-2028 Purchase Date, the 2010 Purchase Date or the applicable 2015-2030 Purchase Date, as the case may be.

“Put Right Purchase Price” means the 2008 Purchase Price, the 2013-2028 Purchase Price, the 2010 Purchase Price or the 2015-2030 Purchase Price, as the case may be.

“Quoted Price” of the Common Stock means, as of any date of determination, the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way or, if more than one in either case, the average of the average bid and the average asked prices, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York time, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on the Nasdaq System or by the National Quotation Bureau Incorporated.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A or Exhibit B hereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 20, 2004, between the Company and the Trustee.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A or Exhibit B, as the case may be, of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 2008 Securities and the 2010 Securities, or any of them (each a “Security”)

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” means the principal of, and premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), excluding the Existing Securities or unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary of the Company (other than Indebtedness of the Company to such Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Company) or (ii) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day that is a “trading day” (i.e., a day during which trading in securities generally occurs) on Nasdaq or, if the Common Stock (or relevant securities of a successor obligor) is not listed on Nasdaq, on the principal other national or regional securities exchange on which the Common Stock (or relevant securities of a successor obligor) is then listed or, if the Common Stock (or relevant securities of a successor obligor) is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock (or relevant securities of a successor obligor) is not quoted on Nasdaq, on the principal other market on which the Common Stock (or relevant securities of a successor obligor) is then traded, other than (i) a day on which trading on Nasdaq or such other principal other market on which the Common Stock (or relevant securities of a successor obligor) is listed, as applicable, is scheduled to close prior to its regular weekday closing time or (ii) a day on which, during the one-half hour period prior to the close of trading on such day, there is a suspension or limitation imposed on trading in the Common Stock on Nasdaq or such other principal other market on which the Common Stock (or relevant securities of a successor obligor) is listed, as applicable (by reason of movements in price exceeding limits permitted by that exchange or otherwise).

“Trading Price” means, on any date of determination with respect to Securities of a series, the average of the secondary bid quotations per Security of that series obtained by the Conversion Agent for $5,000,000 principal amount of Securities of that series at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used.  If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities of that series from an independent nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities of that series, then the Trading Price of such Securities will equal (a) the applicable Conversion Rate of such Securities multiplied by (b) the Quoted Price of the Common Stock.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“2008 Securities” means the Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008, or any of them (each, a “2008 Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“2010 Securities” means the Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010, or any of them (each, a “2010 Security”), as amended or supplemented from time to time, that are issued under this Indenture.

Section 1.2.                                Other Definitions.

Term	Defined in Section

“Additional Premium”	4.1(a)
“Additional Premium Table”	4.1(b)
“Agent Members”	2.1(b)
“Bankruptcy Law”	9.1
“Change in Control”	3.8(a)
“Closing Price”	5.6(d)
“Company Order”	2.2
“Company Put Right Notice”	3.11(c)
“Conversion Agent”	2.3
“Conversion Date”	5.2
“Conversion Notice”	5.2
“Conversion Obligation”	5.5(a)
“Conversion Period”	5.5(a)
“Conversion Price”	5.6
“Current Market Price”	5.6(d)
“Custodian”	9.1
“Daily Conversion Value”	5.5(a)
“Daily Net Share Settlement Value”	5.5(a)
“DTC”	2.1
“Depositary”	2.1
“Effective Date”	4.1(b)
“Event of Default”	9.1
“Existing Securities”	2.1
“Expiration Date”	5.6(c)
“Expiration Time”	5.6(c)
“Fundamental Change”	3.8(a)
“Fundamental Change Purchase Date”	3.8(a)
“Fundamental Change Purchase Notice”	3.8(c)
“Fundamental Change Purchase Price”	3.8(a)
“Legal Holiday”	13.7
“Legend”	2.12
“Instrument”	9.1
“Make Whole Premium”	4.1(b)

Term	Defined in Section
“Paying Agent”	2.3
“Payment Blockage Notice”	6.2
“Primary Registrar”	2.3
“Purchase Agreement”	2.1
“Purchased Shares”	5.6(c)
“Put Right Purchase Notice”	3.11(c)
“Quoted Price Condition”	5.1(a)
“Registrar”	2.3
“Rights Plan”	5.6(c)
“Significant Subsidiary”	9.1
“Stock Price”	4.1(b)
“Stock Price Cap”	4.1(b)
“Stock Price Threshold”	4.1(b)
“Termination of Trading”	3.8(a)
“Triggering Distribution”	5.6(c)
“Trigger Event”	5.6(c)
“Unissued Shares”	3.8(a)
“Volume Weighted Average Price”	5.5(a)
“2008 Purchase Date”	3.11(a)
“2008 Purchase Price”	3.11(a)
“2010 Purchase Date”	3.11(a)
“2010 Purchase Price”	3.11(a)
“2013-2028 Purchase Date”	3.11(a)
“2013-2028 Purchase Price”	3.11(a)
“2015-2030 Purchase Date”	3.11(a)
“2015-2030 Purchase Price”	3.11(a)

Section 1.3.                                Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4.                                Rules of Construction.

Unless the context otherwise requires:

(A)      a term has the meaning assigned to it herein;

(B)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C)        words in the singular include the plural, and words in the plural include the singular;

(D)       provisions apply to successive events and transactions;

(E)         the term “merger” includes a statutory share exchange, and the term “merged” has a correlative meaning;

(F)         the masculine gender includes the feminine and the neuter;

(G)        references to agreements and other instruments include subsequent amendments thereto; and

(H)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.1.                                Form and Dating.

The 2008 Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The 2010 Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit B, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  The Securities are being offered by the Company in exchange for an equal principal amount of similar debt securities (the “Existing Securities”) tendered in exchange therefor by the holders thereof.

(a)                                  Restricted Global Securities.  Each Security issued in exchange for an Existing Security which at the time of exchange bears CUSIP Number 156708 AF 6 or 156708 AH 2 shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)                                 Global Securities In General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)                                  Book Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CEPHALON, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Section 2.2.                                Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery 2008 Securities for original issue in the aggregate principal amount of up to $375,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”).  The Trustee shall authenticate and make available for delivery 2010 Securities for original issue in the aggregate principal amount of up to $375,000,000 upon receipt of a Company Order.  Each Company Order shall specify the amount of Securities to be authenticated and shall provide whether such Securities will be represented by a Restricted Global Security or an Unrestricted Global Security and the date on which each original issue of Securities is to be authenticated.  The aggregate principal amount of 2008 Securities outstanding at any time may not exceed $375,000,000, and the aggregate principal amount of 2010 Securities outstanding at any time may not exceed $375,000,000, in each except as provided in Section 2.7.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3.                                Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 7.1 and Article 11).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee), to be such office or agency of the Company for each of the aforesaid purposes.

Section 2.4.                                Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of, or Interest Amounts, if any, or Make Whole Premium, if any, on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, Interest Amounts, if any, and Make Whole Premium, if any, so becoming due.  Subject to Section 6.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or Interest Amounts, if any, or Make Whole Premium, if any, on, the Securities and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or Interest Amounts, if any, or Make Whole Premium, if any, on, any Securities, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.5.                                Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of 2008 Securityholders and the most recent list available to it of 2010 Securityholders.  If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Amount payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of 2008 Securityholders and/or 2010 Securityholders.

Section 2.6.                                Transfer and Exchange.

(a)          Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount of the same series at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.12, 5.2 (last paragraph) or 12.5.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)         Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)          Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.                                Replacement Securities.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount of the same series, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8.                                Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of a series of Securities on a Redemption Date, a Fundamental Change Purchase Date, a Put Right Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), and any accrued Interest Amounts on, Securities of such series (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, Put Right Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any Interest Amounts on them shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9.                                Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.                         Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11.                         Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company.  All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.  Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled and may not be reoffered, sold or otherwise transferred.

Section 2.12.                         Legend; Additional Transfer and Exchange Requirements.

(a)          If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A and Exhibit B (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale.  Upon (i) provision of such satisfactory evidence, if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.  If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b)         A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c)          Subject to the succeeding paragraph, every Security issued in exchange for an Existing Security bearing CUSIP Number 156708 AF 6 or 156708 AH 2 shall initially be subject to the restrictions on transfer provided in the Legend.  Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, in the case of 2008 Securities, and Exhibit D, in the case of 2010 Securities, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d)         The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision).  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount of the same series, which shall not bear the restrictive Legend.  The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(e)          As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(f)            The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)                                     Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)                                  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)                               The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)                              In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

Section 2.13.                         CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14.                         Separate Series.

The 2008 Securities and the 2010 Securities shall each constitute a separate and distinct series of Securities under this Indenture.

ARTICLE 3
REDEMPTION AND PURCHASES

Section 3.1.                                Right to Redeem; Notice to Trustee.

The 2008 Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the times and at the Redemption Prices specified in paragraph 5 of the form of Security attached hereto as Exhibit A, together with any accrued Interest Amount up to, but not including, the Redemption Date; provided that, if the Redemption Date falls after an Interest Amount payment record date and on or before an Interest Amount payment date, then the Interest Amounts will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Amount payment record date.

The 2010 Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the times and at the Redemption Prices specified in paragraph 5 of the form of Security attached hereto as Exhibit B, together with any accrued Interest Amount up to, but not including, the Redemption Date; provided that, if the Redemption Date falls after an Interest Amount payment record date and on or before an Interest Amount payment date, then the Interest Amounts will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Amount payment record date.

If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 25 days prior to the Redemption Date as fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed.  If fewer than all of the Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

Section 3.2.                                Selection of Securities to be Redeemed.

If less than all of the Securities of a series are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 15 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed.  The Trustee shall make the selection from the Securities of that series outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis.  Securities in denominations of $1,000 may only be redeemed in whole.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be part of the portion selected for redemption.  Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3.                                Notice of Redemption.

At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.

The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1)          the Redemption Date;

(2)          the Redemption Price;

(3)          the then current Conversion Price;

(4)          the name and address of each Paying Agent and Conversion Agent;

(5)          that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6)          that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Trading Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 5 hereof;

(7)          that, unless the Company defaults in making the payment of the Redemption Price, Interest Amounts on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus accrued Interest Amounts, if any, upon presentation and surrender to a Paying Agent of the Securities; and

(8)          if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.  At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense.

Section 3.4.                                Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued Interest Amounts, if any, except for Securities that are converted in accordance with the provisions of Article 5.  On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus any accrued Interest Amounts up to but not including the Redemption Date; provided that, if the Redemption Date is an Interest Amount payment date, Interest Amounts will be payable to the Holders in whose names the Securities are registered on the Redemption Date.

Section 3.5.                                Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of, and any accrued Interest Amounts on, all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 5, or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

Section 3.6.                                Securities Redeemed in Part.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7.                                Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with any Interest Amounts accrued to, but not including, the Redemption Date, of such Securities.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued Interest Amounts, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus any accrued Interest Amounts to but excluding the relevant Redemption Date, on Securities called for redemption.  If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 5) surrendered by such purchasers for conversion, all as of 11:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid.  The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities.  Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.8.                                Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a)          If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities, together with any accrued and unpaid Interest Amounts to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.  Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1)                                  any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

(2)                                  the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

(3)                                  the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of “Change in Control”, (i) ”person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”.  The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if, in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on Nasdaq (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Daily Net Share Settlement Value (if any) of any Securities surrendered for conversion would be in the form of such common stock.

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are neither listed for trading on a U.S. national securities exchange nor approved for listing on Nasdaq or any similar U.S. system of automated dissemination of quotations of securities prices.

(b)         Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1)          the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2)          the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

(3)          the Fundamental Change Purchase Date;

(4)          the Fundamental Change Purchase Price;

(5)          the Holder’s right to require the Company to purchase the Securities;

(6)          briefly, the conversion rights of the Securities;

(7)          the name and address of each Paying Agent and Conversion Agent;

(8)          the Conversion Price and any adjustments thereto;

(9)          that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)    the procedures that the Holder must follow to exercise rights under this Section 3.8;

(11)    the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

(12)    that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c)                                  A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto, in the case of 2008 Securities, and Exhibit B hereto, in the case of 2010 Securities, and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the second Trading Day next preceding the Fundamental Change Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.9.                                Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c).  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.10.                         Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.  The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid).  The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.10 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.11.                         Purchase of Securities at Option of the Holder on Specified Dates.

(a)          2008 Securities shall be purchased by the Company in accordance with the provisions of paragraph 8 of the 2008 Securities on June 15, 2008 (the “2008 Purchase Date”) at a purchase price per Security equal to 100.25% of the aggregate principal amount of the Security (the “2008 Purchase Price”), together with any accrued Interest Amounts up to but not including such Put Right Purchase Date, and on June 15, 2013, June 15, 2018, June 15, 2023 and June 15, 2028 (the “2013-2028 Purchase Dates”), at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the “2013-2028 Purchase Price”), together with any accrued Interest Amounts up to but not including such Put Right Purchase Date; provided that, if the Put Right Purchase Date is on or after an Interest Amount record date but on or prior to the related Interest Amount payment date, any Interest Amounts on the 2008 Securities will be payable to the Holders in whose names the 2008 Securities are registered at the close of business on the relevant date.  Notwithstanding the foregoing, the Company may not repurchase the Securities, at the option of the Holder thereof, if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Put Right Purchase Date.

2010 Securities shall be purchased by the Company in accordance with the provisions of paragraph 8 of the 2010 Securities on June 15, 2010 (the “2010 Purchase Date”) at a purchase price per Security equal to 100.25% of the aggregate principal amount of the Security (the “2010 Purchase Price”), together with any accrued Interest Amounts up to but not including such Put Right Purchase Date, and on June 15, 2015, June 15, 2020, June 15, 2025 and June 15, 2030 (the “2015-2030 Purchase Dates”), at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the “2015-2030 Purchase Price”), together with any accrued Interest Amounts up to but not including such Put Right Purchase Date; provided that, if the Put Right Purchase Date is on or after an Interest Amount record date but on or prior to the related Interest Amount payment date, any Interest Amounts on the 2010 Securities will be payable to the Holders in whose names the 2010 Securities are registered at the close of business on the relevant record date.  Notwithstanding the foregoing, the Company may not repurchase the Securities, at the option of the Holder thereof, if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Put Right Purchase Date.

Purchases of Securities by the Company pursuant to this Section 3.11 shall be made, at the option of the Holder thereof, upon:

(1)          delivery to the Paying Agent by the Holder of a written notice of purchase (a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the fifth Business Day prior to such Put Right Purchase Date stating:

(i)             the certificate number of the Security which the Holder will deliver to be purchased,

(ii)          the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof, and

(iii)       that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture, and

(2)          delivery of such Security to the Paying Agent prior to, on or after the Put Right Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Right Purchase Price therefor, together with any accrued Interest Amounts, which shall be so paid pursuant to this Section 3.11 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.11, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.11 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Put Right Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.11 shall have the right to withdraw such Put Right Purchase Notice at any time prior to the close of business at 5:00 p.m., New York City time, on the second Business Day next preceding the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11(e).

The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

(b)         The Put Right Purchase Price of Securities in respect of which a Put Right Purchase Notice pursuant to Section 3.11 has been given shall be paid in U.S. legal tender (cash).

(c)          In connection with any purchase of Securities pursuant to this Section 3.11, the Company shall give written notice of the Put Right Purchase Date to the Holders (the “Company Put Right Notice”).

The Company Put Right Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) not less than 20 Business Days prior to any Put Right Purchase Date (the “Company Put Right Notice Date”).  Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Securityholder and shall state:

(i)                                     the Put Right Purchase Price and the Conversion Price;

(ii)                                  the name and address of the Paying Agent and the Conversion Agent;

(iii)                               that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 5 hereof and paragraph 9 of the Securities if the applicable Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)                              that Securities must be surrendered to the Paying Agent to collect payment;

(v)                                 that the Put Right Purchase Price for, and any accrued Interest Amounts on, any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

(vi)                              the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

(vii)                           briefly, the conversion rights of the Securities;

(viii)                        the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Section 3.11(e);

(ix)                                that, unless the Company defaults in making payment on Securities for which a Put Right Purchase Notice has been submitted, Interest Amounts, if any, on such Securities will cease to accrue on the Put Right Purchase Date; and

(x)                                   the CUSIP number of the Securities.

If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

At the Company’s request, the Trustee shall give such Company Put Right Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

(d)                                 The Company shall deposit cash, in respect of purchases under this Section 3.11, at the time and in the manner as provided in Section 3.11(f), sufficient to pay the aggregate Put Right Purchase Price of all Securities, together with any accrued Interest Amounts to, but not including, the Put Right Purchase Date, to be purchased pursuant to this Section 3.11.

(e)                                  Upon receipt by the Paying Agent of the Put Right Purchase Notice specified in Section 3.11(a), the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Put Right Purchase Price, together with any accrued Interest Amounts to, but not including, the Put Right Purchase Date thereon, with respect to such Security.  Such Put Right Purchase Price, together with any accrued Interest Amounts to, but not including, the Put Right Purchase Date thereon, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Purchase Date with respect to such Security (provided the conditions in Section 3.11(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.11(a).  Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 hereof on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Put Right Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Purchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day prior to the Put Right Purchase Date specifying:

(1)                                  the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

(2)                                  the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3)                                  the principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Put Right Purchase Notice shall be in the form set forth in the preceding paragraph.

There shall be no purchase of any Securities pursuant to this Section 3.11 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Put Right Purchase Notice) and is continuing an Event of Default with respect to Securities of such series (other than a default in the payment of the Put Right Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Put Right Purchase Notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default with respect to Securities of such series (other than a default in the payment of the Put Right Purchase Price with respect to such Securities), in which case, upon such return, the Put Right Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(f)            Prior to 11:00 a.m. (local time in the City of New York) on the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Purchase Price of, together with all accrued Interest Amounts, if any, to, but not including, the Put Right Purchase Date on, all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.  The manner in which the deposit required by this Section 3.11(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Put Right Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security, then, on the Put Right Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).  The Company shall publicly announce the principal amount of Securities purchased on such Put Right Purchase Date as soon as practicable after the Put Right Purchase Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.11(f) exceeds the aggregate Put Right Purchase Price, together with Interest Amounts, if any, thereon, of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.12.                         Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.13.                         Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or repurchase of Securities under Section 3.8 or 3.11, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.12 to be exercised in the time and in the manner specified therein.

ARTICLE 4
MAKE WHOLE PREMIUM

Section 4.1.                                Make Whole Premium.

(a)          If a Fundamental Change occurs prior to June 15, 2008, in the case of the 2008 Securities, or June 15, 2010, in the case of the 2010 Securities, the Company shall pay the Make Whole Premium to Holders of the Securities who convert their Securities in connection with a Fundamental Change pursuant to Section 5.1(b).  The Make Whole Premium shall be paid on the Fundamental Change Purchase Date and shall be paid solely in shares of the Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change, as described below.  The Make Whole Premium shall be equal to a percentage (the “Additional Premium”) of the principal amount of the Securities.  The Additional Premium will be in addition to, and not in substitution for, any Cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in this Indenture.

(b)         The Make Whole Premium shall be determined as follows:

(i)                                     “Effective Date” means the date that a Fundamental Change becomes effective.

(ii)                                  “Stock Price” means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

(A)      If holders of the Common Stock receive only Cash in the Fundamental Change, the Stock Price shall be the Cash amount paid per share of Common Stock; or

(B)        Otherwise, the Stock Price shall be the average Quoted Price of the Common Stock for the 10 consecutive Trading Days immediately prior to but not including the Effective Date.

(iii)                               Additional Premium means, with respect to each of the 2008 Securities and the 2010 Securities, the percentage set forth on the relevant table below (each, an “Additional Premium Table”) for the Stock Price and the Effective Date:

Additional Premium Applicable to the 2008 Securities Upon Fundamental Change
(% of Face Value)

	Effective Date
Stock Price	November 15, 2004	June 15, 2005	June 15, 2006	June 15, 2007	June 15, 2008
$48.05	19.2	19.2	19.2	19.2	19.2

$50.00	16.5	16.9	17.2	16.8	16.0

$55.00	13.8	13.9	13.7	12.3	7.6

$60.00	11.5	11.4	10.8	8.8	0.0

$65.00	9.6	9.4	8.4	6.2	0.0

$70.00	8.1	7.7	6.6	4.3	0.0

$75.00	6.8	6.4	5.2	3.0	0.0

$80.00	5.7	5.2	4.0	2.0	0.0

$85.00	4.8	4.3	3.2	1.4	0.0

$90.00	4.0	3.6	2.5	0.9	0.0

$95.00	3.4	3.0	1.9	0.6	0.0

$100.00	2.9	2.5	1.5	0.4	0.0

$105.00	2.5	2.1	1.2	0.3	0.0

$110.00	2.1	1.7	0.9	0.2	0.0

$115.00	1.8	1.4	0.7	0.1	0.0

$120.00	1.5	1.2	0.6	0.1	0.0

$125.00	1.3	1.0	0.5	0.1	0.0

$130.00	1.1	0.9	0.4	0.0	0.0

$135.00	1.0	0.7	0.3	0.0	0.0

Additional Premium Applicable to the 2010 Securities Upon Fundamental Change
(% of Face Value)

	Effective Date
Stock Price	November, 15, 2004	June 15, 2005	June 15, 2006	June 15, 2007	June 15, 2008	June 15, 2009	June 15 2010
$48.05	15.0	15.0	15.0	15.0	15.0	15.0	15.0

$50.00	13.6	14.1	14.8	14.7	14.5	14.3	11.5

$55.00	11.6	11.9	12.3	12.4	11.9	10.2	2.7

$60.00	10.0	10.1	10.3	10.1	9.2	7.1	0.0

$65.00	8.6	8.7	8.6	8.2	7.1	4.8	0.0

$70.00	7.4	7.4	7.2	6.7	5.5	3.3	0.0

$75.00	6.4	6.4	6.1	5.5	4.2	2.2	0.0

$80.00	5.6	5.5	5.2	4.5	3.3	1.4	0.0

$85.00	4.9	4.7	4.4	3.7	2.5	0.9	0.0

$90.00	4.3	4.1	3.7	3.0	1.9	0.6	0.0

$95.00	3.7	3.6	3.1	2.5	1.5	0.4	0.0

$100.00	3.3	3.1	2.7	2.0	1.2	0.3	0.0

$105.00	2.9	2.7	2.3	1.7	0.9	0.2	0.0

$110.00	2.6	2.4	2.0	1.4	0.7	0.1	0.0

$115.00	2.3	2.1	1.7	1.2	0.5	0.1	0.0

$120.00	2.0	1.8	1.5	1.0	0.4	0.0	0.0

$125.00	1.8	1.6	1.3	0.8	0.3	0.0	0.0

$130.00	1.6	1.4	1.1	0.7	0.3	0.0	0.0

$135.00	1.4	1.3	1.0	0.6	0.2	0.0	0.0

The exact Stock Price and Effective Date may not be set forth on the relevant Additional Premium Table, in which case, if the Stock Price is between two Stock Prices on such Additional Premium Table or the Effective Date is between two Effective Dates on such Additional Premium Table, the Additional Premium shall be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year.  The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 5.6.

(iv)                              “Make Whole Premium” means the amount per $1,000 principal amount of Securities equal to:

(A)      if the Effective Date is on or after June 15, 2008, in the case of the 2008 Securities, or June 15, 2010, in the case of the 2010 Securities, $0;

(B)        if the Stock Price is less than or equal to $48.05 (subject to adjustment pursuant to Section 5.6) (the “Stock Price Threshold”), $0;

(C)        if the Stock Price is more than $135.00 (subject to adjustment pursuant to Section 5.6) (the “Stock Price Cap”), $0; and

(D)       otherwise, the dollar amount equal to the Additional Premium times $1,000 divided by 100.

(c)          The Company shall pay the Make Whole Premium solely in shares of Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change.  If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Make Whole Premium shall be paid shall be in proportion to the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

(d)         The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of the Make Whole Premium shall be calculated as follows:

(i)                                     in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including Cash), then the consideration shall be valued as follows:

(A)      securities that are traded on a U.S. national securities exchange or approved for quotation on Nasdaq or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average Quoted Price for the 10 consecutive Trading Days immediately prior to but excluding the Fundamental Change Purchase Date,

(B)        other securities, assets or property (other than Cash) that holders will have the right to receive shall be valued based on 98% of the average of the fair market value of such securities, assets or property (other than Cash) as determined on the Business Day immediately prior to the Fundamental Change Purchase Date by two independent nationally recognized investment banks selected by the Trustee, and

(C)        100% of any Cash.

(ii)                                  in all other cases, the value of each share of Common Stock shall equal 98% of the average Quoted Price of the Common Stock for the 10 consecutive Trading Days prior to but excluding the Fundamental Change Purchase Date.

Notwithstanding the foregoing, in no event shall the value of each share of Common Stock be less than 50% of the Stock Price used to determine the amount of the Make Whole Premium.

(e)                                  A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate (A) the Stock Price and (B) the Additional Premium and Make Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price, Additional Premium and Make Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee.  In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, make the determinations described in Section 4.1(d) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the day prior to the Fundamental Change Purchase Date.  The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and Make Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Fundamental Change Purchase Notice and (Y) shall notify the Holders, by registered first-class mail, promptly upon the opening of business on the Fundamental Change Purchase Date of the number of shares of Common Stock (or such other securities, assets or property (including Cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section 4.1(e).

(f)                                    On or prior to the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of shares of Common Stock (or, in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including Cash), an amount of such other securities or other assets or property (including Cash)) sufficient to pay the Make Whole Premium with respect to all the Securities converted in connection with such Fundamental Change; provided that, if such payment is made on the Fundamental Change Purchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.  Payment of the Make Whole Premium for Securities surrendered for conversion within the period described in Section 5.1 shall be made promptly on the Fundamental Change Purchase Date by mailing checks in respect of Cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the register kept by the Registrar.

Section 4.2.                                Adjustments Relating to Make Whole Premium.  Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 5.6, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in each Additional Premium Table shall be adjusted.  The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in each Additional Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate so adjusted.

ARTICLE 5
CONVERSION

Section 5.1.                                Conversion Privilege.

(a)                                  Subject to the further provisions of this Article 5 and paragraph 9 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect, if, as of such Conversion Date, the Quoted Price of the Common Stock on the first Trading Day immediately prior to the date of surrender is more than 120% of the Conversion Price of Common Stock on the first Trading Day immediately prior to such date of surrender (the “Quoted Price Condition”), subject to the exceptions provided in Section 5.1(b); provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Trading Day immediately preceding the Redemption Date or Fundamental Change Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 3.9.  A Security in respect of which a Holder has delivered a Put Right Purchase Notice pursuant to Section 3.11(a) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Put Right Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Put Right Purchase Date in accordance with Section 3.11(e).

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

(b)                                 Even if the Quoted Price Condition is not satisfied,

(1)                                  a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 3.1 at any time prior to the close of business on the day that is two Trading Days prior to the redemption date;

(2)                                  if, after any five consecutive Trading Day period, the average of the Trading Prices for the Securities of a series for that five-Trading Day period was less than 100% of the average of the Conversion Values for the Securities of that series during that period, a holder may surrender Securities of that series for conversion at any time during the following 10 Trading Days; provided, however, that no Securities of a series may be converted based on the satisfaction of this condition during the six-month period immediately preceding each specified date on which the Holders may require the Company to repurchase Securities of such series set forth in Section 3.11;

(3)                                  in the event that the Company declares

(i)                                     a dividend or distribution of any rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as defined in Section 5.6(d)) on the record date for such dividend or distribution (other than a distribution of rights by the Company to its stockholders pursuant to the Company’s Amended and Restated Rights Agreement, dated as of January 1, 1999, between the Company and StockTrans, Inc., as Rights Agent, and any successor or similar stockholders rights plan until the occurrence of a triggering event under such plan), or

(ii)                                  a dividend or distribution of cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which Conversion Price adjustment is required to be made under Section 5.6(a) or 5.6(b) of this Indenture) where the fair market value of such dividend or distribution per share of Common Stock, as determined in this Indenture, together with all other such dividends and distributions within the preceding twelve months, exceeds 10% of the Current Market Price of the Common Stock as of the Trading Day immediately prior to the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the ex-dividend time for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place; and

(4)                                  upon the occurrence of a Fundamental Change with respect to the Company, the Securities may be surrendered for conversion at any time from or after the date which is 15 days prior to the anticipated effective time of the Fundamental Change as announced by the Company, which announcement must occur, to the extent practicable, not earlier than 30 Business Days nor later than 15 Business Days prior to such anticipated effective time, until the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date.

(c)          If a Holder converts Securities at any time beginning 15 days before the scheduled Effective Date of any Fundamental Change and ending at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date, such Holder shall receive:

(i)                         (1)                                  if such Securities are surrendered for conversion at any time beginning ten Trading Days before the date of payment of consideration in connection with a Change of

Control, Cash and, with respect to the portion of the Conversion Obligation for any Trading Day during the Conversion Period in excess of $100.00 (if any), the kind of securities and other assets or property (including Cash) received by holders of the Common Stock in such Change in Control; or

(2)          in all other events, Cash or a combination of Cash and Common Stock, in the same manner as described in Section 5.5; plus

(ii)                      the Make Whole Premium, if any, which shall be in an amount and form determined as set forth in Article 4, and shall be paid on the relevant Fundamental Change Purchase Date.

(d)         If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with a Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Daily Net Share Settlement Value shall be paid shall be in proportion to the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

Section 5.2.                                Conversion Procedure.

The right to convert any Security may be exercised, if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures or, if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by (a) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A or Exhibit B (a “Conversion Notice”); (b) if the Security is represented by a Certificated Security and such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of the Security; (c) appropriate endorsements and transfer documents if required by the Conversion Agent; and (d) payment of any tax or duty, in accordance with Section 5.4, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.  The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence, if all such requirements shall have been satisfied by 11:00 a.m., New York City time, on such day, and in all other cases, the Conversion Date shall be the next succeeding Business Day; however (1) if a Holder surrenders for conversion a Security called for redemption at any time after 15 Trading Days prior to such Redemption Date but on or prior to the close of business on the day that is two Trading Days prior to such Redemption Date, the Conversion Date shall be deemed to be the date two Trading Days prior to such Redemption Date and (2) if a Holder surrenders for conversion a Security at any time after 11 Trading Days prior to the Final Maturity Date, the Conversion Date shall  be deemed to be the date 11 Trading Days prior to such Security’s Final Maturity Date.  As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash (including cash in lieu of any fractional shares pursuant to Section 5.3).

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect for the 10 Trading Days immediately following the Conversion Date as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such person shall no longer be a Holder of such Security.  No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 5.3.                                Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities.  In lieu thereof, the Company will deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and pay an amount in cash for the current market value of the remaining fractional shares.  The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Volume Weighted Average Price of the Common Stock on the tenth Trading Day immediately following the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 5.4.                                Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.5.                                Payment Upon Conversion.

(a)          In the event that the Company receives a Holder’s Conversion Notice:

(i)             For each $1,000 aggregate principal amount of Securities surrendered for conversion, the Company shall be required to pay to such Holder the aggregate of the following (the “Conversion Obligation”) for each of the ten Trading Days following the Conversion Date (the “Conversion Period”):

(A)      if the Daily Conversion Value (as defined below) for such Trading Day for each $1,000 aggregate principal amount of Securities exceeds $100.00, (1) a Cash payment of $100.00 and (2) the remaining Daily Conversion Value (the “Daily Net Share Settlement Value”) in shares of Common Stock; or

(B)        if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to $100.00, a Cash payment equal to the Daily Conversion Value.

Notwithstanding the foregoing, if a holder surrenders for conversion a Security at any time after 11 trading days prior to the Final Maturity Date and the Daily Conversion Value of such Security on any day during the ten Trading Days prior to the Final Maturity Date is less than $100.00, the Daily Conversion Value of such Security on such Trading Day will be deemed to be $100.00

(ii)          The amount to be paid to a converting Holder shall be computed in accordance with the following:

(A)      The “Daily Conversion Value” for each Trading Day during the Conversion Period for each $1,000 aggregate principal amount of Securities is equal to one-tenth of the product of the then applicable Conversion Rate multiplied by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in connection with a Fundamental Change) on such Trading Day.

(B)        The number of shares of Common Stock to be delivered under Section 5.5(a)(i)(A)(2) shall be determined by dividing the Daily Net Share Settlement Value by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in connection with a Fundamental Change) for such Trading Day.

(C)        For purposes of this Section 5.5, “Volume Weighted Average Price” per share of Common Stock (or any security into which the Common Stock has been converted in connection with a Fundamental Change) on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Common Stock (or such other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg Page CEPH Equity AQR (or the Bloomberg Page for any security into which the Common Stock has been converted in connection with a Fundamental Change), or if such Volume Weighted Average Price is not available, the Board of Director’s reasonable, good faith estimate of the volume weighted average price of the shares of Common Stock (or other security) on such Trading Day.

(D)       Solely for purposes of valuing any non-cash consideration received by holders of Common Stock in any Change in Control, to the extent any component of such non-cash consideration is not listed on a U.S. national or regional securities exchange or reported on Nasdaq, the value of such non-cash consideration will be determined by two nationally recognized investment banks selected by the Trustee and, to the extent any component of such non-cash consideration is listed on a U.S. national or regional securities exchange or reported on Nasdaq, the value of such non-cash consideration will be determined by reference to its Volume Weighted Average Price.

(b)         The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(c)          All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(d)         The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or on Nasdaq or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.  Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security shall also be a Restricted Security.

(e)          Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 5.6.                                Adjustment of Conversion Price.

The conversion price as stated in paragraph 9 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a)          In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event (assuming such Security were convertible solely into shares of Common Stock, based on the relevant Conversion Price, rather than Cash or Cash and Common Stock as set forth in Section 5.5).  An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)         In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 5.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (d) of this Section 5.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible).  Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after such record date.  If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c)          In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 5.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 5.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (d) of this Section 5.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (d) of this Section 5.6) of the Common Stock on such record date.  Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

In the event that the Company implements a preferred shares rights plan (“Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.  Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 5.6(c).

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.6 (and no adjustment to the Conversion Price under this Section 5.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 5.6(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 5.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(1)                                  In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock Cash dividends and distributions, the Conversion Price shall be reduced so that the same shall equal the price determined by dividing such Conversion Price in effect on the record date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 5.6) as of the day before the “ex” date with respect to the dividend or distribution, and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 5.6) as of the day before the “ex” date with respect to the dividend or distribution less the amount per share of the Cash dividend or distribution, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be effect if such dividend or distribution had not been declared.

(2)                                  In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 5.6) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 5.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 5.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased.  If the application of this Section 5.6(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.6(c)(2).

(3)                                  For purposes of this Section 5.6(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(d)         For the purpose of any computation under subsections (b) and (c) of this Section 5.6, the current market price (the “Current Market Price”) shall mean, with respect to any date of determination, the average of the Quoted Prices per share of Common Stock for the three consecutive Trading Days ending on the date of determination.  For purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such dividend or distribution.

(e)          In any case in which this Section 5.6 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 5.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.9) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable, or Cash payable, upon such conversion only on the basis of the

Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be.  If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

Section 5.7.                                No Adjustment.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Except as otherwise provided herein, no adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 5.8.                                Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 5.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 5.9.                                Notice of Adjustment.

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 5.10.                         Notice of Certain Transactions.

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Price;

(2)                                  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)                                  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be.  The Company shall mail the notice at least ten days before such date.  Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10.

Section 5.11.                         Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely:  (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into cash and, with respect to the portion of the Conversion Obligation in excess (if any) of the principal amount of Securities being converted, the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance.  Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 5.  If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provisions of this Section 5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 5.12.                         Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.9.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

Section 5.13.                         Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if our Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

ARTICLE 6
SUBORDINATION

Section 6.1.                                Agreement of Subordination.

The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 6; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, and Interest Amounts, if any, on, all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Fundamental Change Purchase Price or Put Right Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 6 shall prevent the occurrence of any default or Event of Default hereunder.

Section 6.2.                                Payments to Holders.

No payment shall be made with respect to the principal of, or premium, if any, the cash portion of the Conversion Obligation, if any, or Interest Amounts, if any, on, the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption or the Fundamental Change Purchase Price or Put Right Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 6.5, if:

(i)                                     a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)                                  a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Designated Senior Indebtedness or the Company.

Subject to the provisions of Section 6.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(a)          in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(b)         in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, or Interest Amounts, if any, on, the Securities (except payments made pursuant to Article 11 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full. in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 6, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 6 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 8.

In the event of the acceleration of the Securities of a series because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities of that series in respect of the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, or Interest Amounts, if any, on, the Securities of that series by the Company (including, but not limited to, the Redemption Price with respect to the Securities of that series called for redemption or the Fundamental Change Purchase Price or Put Right Purchase Price with respect to the Securities of that series subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 6.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.  If payment of Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section 6.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.7.  This Section 6.2 shall be subject to the further provisions of Section 6.5.

Section 6.3.                                Subrogation of Securities.

Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities of a series shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, and Interest Amounts, if any, on, the Securities of that series shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities of that series or the Trustee would be entitled except for the provisions of this Article 6, and no payment over, pursuant to the provisions of this Article 6, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities of that series or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities of that series, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities of that series pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities.  It is understood that the provisions of this Article 6 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, and any Interest Amounts, if any, on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee, subject to the provisions of Section 10.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 6.

Section 6.4.                                Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 6.5.                                Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 6.  Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 6, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 10.1, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or Interest Amounts, if any, on, any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Notwithstanding anything in this Article 6 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of Article 6.

The Trustee, subject to the provisions of Section 10.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.6.                                Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 6 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior

Indebtedness, and nothing in Section 10.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Section 10.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 6 or otherwise.

Section 6.7.                                No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 6.8.                                Certain Conversions Deemed Payment.

For the purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 5 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the Conversion Obligation, if any, or Interest Amounts, if any, on, Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section 6.8, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.  Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 5.

Section 6.9.                                Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 6.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 6.10.                         Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 6.11.                         Ranking of Securities in Relation to Existing Securities.

The Securities shall rank pari passu in right of payment with the Existing Securities.

ARTICLE 7
COVENANTS

Section 7.1.                                Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture.  The Make Whole Premium, if any, and an installment of principal or Interest Amounts, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the Make Whole Premium, if any, or such installment.  The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any, and the value of the Make Whole Premium, if any) and overdue installments of Interest Amounts at the rate borne by the Securities per annum.

Payment of the principal of (and premium, if any) and any Interest Amounts on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee), or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of Interest Amounts may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

Section 7.2.                                SEC Reports.

The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.3.                                Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2004), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default.  If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same.  For the purposes of this Section 7.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 7.4.                                Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.5.                                Maintenance of Corporate Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.6.                                Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder the information required pursuant to Rule 144A(d)(4) under the Securities Act, and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 7.7.                                Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or Interest Amounts, if any, on, or the Make Whole Premium, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.8.                                Payment of Interest Amounts.

If Interest Amounts are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Interest

Amounts that is payable and (ii) the date on which such Interest Amounts are payable.  Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Interest Amounts are payable.  If the Company has paid Interest Amounts directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1.                                Company May Consolidate, Etc, Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)                                  in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and any premium and Interest Amounts on, and the Make Whole Premium, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)                                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2.                                Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9
DEFAULT AND REMEDIES

Section 9.1.                                Events of Default.

An “Event of Default” with respect to a series of Securities shall occur if:

(1)                                  the Company defaults in the payment of Interest Amounts, if any, payable to all holders of Registrable Securities (as defined in the Registration Rights Agreement) on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(2)                                  the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on), or any Make Whole Premium, if any, on, any Security of that series when the same becomes due and payable (whether at maturity, upon redemption, on a Fundamental Change Purchase Date or Put Right Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(3)                                  the Company fails to comply with any of its other agreements contained in the Securities of that series or in this Indenture with respect to that series and the default continues for the period and after the notice specified below;

(4)                                  the Company defaults in the payment of the purchase price of any Security of that series when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

(5)                                  the Company fails to provide a Fundamental Change Purchase Notice when required by Section 3.8;

(6)                                  any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an “Instrument”) with a principal amount then outstanding in excess of U.S.$10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(7)                                  the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i)             commences a voluntary case or proceeding;

(ii)          consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)       consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)      makes a general assignment for the benefit of its creditors; or

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)             is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii)          appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary; or

(iii)       orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of that series then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 9.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”  When any default under this Section 9.1 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 9.2.                                Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 9.1) occurs and is continuing with respect to a series of Securities, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of that series then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities of that series then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in clause (7) or (8) of Section 9.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding by notice to the Trustee may rescind an acceleration of Securities of that series and its consequences if (a) all existing Events of Default with respect to that series, other than the nonpayment of the principal of the Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate of 2½% per annum) on overdue installments of Interest Amounts and overdue principal of that series, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.7 have been made.  No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 9.3.                                Other Remedies.

If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or any Interest Amounts on, or any Make Whole Premium on, the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder of that series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 9.4.                                Waiver of Defaults and Events of Default.

Subject to Sections 9.7 and 12.2, the Holders of a majority in aggregate principal amount of the Securities of a series then outstanding by notice to the Trustee may waive an existing default or Event of Default with respect to that series and its consequence, except a default or Event of Default in the payment of the principal of, or premium, if any, or Interest Amounts, if any, on, or the Make Whole Premium, if any, on, any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.2, cannot be modified or amended without the consent of the Holder of each Security affected.  When a default or Event of Default is waived, it is cured and ceases.

Section 9.5.                                Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to that series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.6.                                Limitations on Suits.

A Holder of a Security of a series may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, Interest Amounts or Make Whole Premium or for the conversion of the Securities pursuant to Article 5) unless:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

(2)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 9.7.                                Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, and Interest Amounts, if any, on, and the Make Whole Premium, if any, on, the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.8.                                Collection Suit by Trustee.

If an Event of Default with respect to a series of Securities in the payment of principal, premium, Interest Amounts or the Make Whole Premium, if any, specified in clause (1) or (2) of Section 9.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities of that series for the whole amount of principal, premium and accrued Interest Amounts remaining unpaid and the Make Whole Premium, if any, together with, to the extent that payment of such interest is lawful, interest on overdue principal, on overdue premium, on overdue installments of Interest Amounts and on overdue Make Whole Premium, if any, in each case at the rate of 2½% per annum, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.9.                                Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the

Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10.                                                 Priorities.

If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 10.7;

Second, to the holders of Senior Indebtedness to the extent required by Article 6;

Third, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, Interest Amounts, if any, and Make Whole Premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Interest Amounts, if any, and Make Whole Premium, if any, respectively; and

Fourth, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11.                         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series then outstanding.

ARTICLE 10
TRUSTEE

Section 10.1.                         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)         Except during the continuance of an Event of Default:

(1)                                  the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of subsection (b) of this Section 10.1;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.5.

(d)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)          Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.1.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)         At 5:00 p.m., New York City time, on each Trading Day, the Trustee shall print and retain, for a period of 30 Business Days, the Volume Weighted Average Price for such Trading Day, to the extent such Volume Weighted Average Price is available on Bloomberg.

Section 10.2.                         Rights of Trustee.

Subject to Section 10.1:

(a)          The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.4(b).  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)          The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)          The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)         The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 10.3.                         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 10.10 and 10.11.

Section 10.4.                         Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 10.5.                                                 Notice of Default or Events of Default.

If a default or an Event of Default with respect to a series of Securities occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of that series notice of the default or Event of Default within 90 days after it occurs.  However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders of that series, except in the case of a default or an Event of Default in payment of the principal of, or interest or premium on, or the Make Whole Premium on, any Security of that series.

Section 10.6.                         Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.7.                         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 10.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, and Interest Amounts, if any, and premium, if any, on, and the Make Whole Premium, if any, on, the Securities.  The obligations of the Company under this Section 10.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 9.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The provisions of this Section shall survive the termination of this Indenture.

Section 10.8.                         Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Securities of each series then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 10.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities of each series then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 10.8, the Company’s obligations under Section 10.7 shall continue for the benefit of the retiring Trustee.

Section 10.9.                         Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 10.10.  Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10.                  Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000.  If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10.  The Trustee shall be subject to the provisions of TIA Section 310(b).  Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11.                  Preferential Collection of Claims against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.1.                         Satisfaction and Discharge.

(a)                                  This Indenture shall cease to be of further effect with respect to a series of Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to that series, when

(1)                                  all Securities of that series theretofore authenticated and delivered (other than (i) Securities of that series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities of that series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.3) have been delivered to the Trustee for cancellation;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder with respect to that series by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to that series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Company to the Trustee under Section 10.7 shall survive.

(b)                                 The Company may discharge its obligations to pay principal of, and Interest Amounts, if any, and premium, if any, on, and the Make Whole Premium, if any, on, the Securities of a series when all Securities of that series not theretofore delivered to the Trustee for cancellation

(1)                                  have become due and payable, or

(2)                                  will become due and payable at the Final Maturity Date within one year, or

(3)                                  are scheduled for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (1), (2) or (3) above, has irrevocably, subject to the limitations set forth in the following sentence, deposited or caused to be irrevocably, subject to the limitations set forth in the following sentence, deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, Interest Amounts, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be.  In the event that the Company exercises its right to redeem the Securities of a series as provided for in Article 3 herein, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence.

Section 11.2.                         Application of Trust Money.

Subject to the provisions of Section 11.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities of a series, all money deposited with it pursuant to Section 11.1(b) with respect to Securities of that series and shall apply the deposited money in accordance with this Indenture and the Securities of that series to the payment of the principal of, and any Interest Amounts and premium on, the Securities of that series.  Money so held in trust shall not be subject to the subordination provisions of Article 6.

Section 11.3.                         Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.1(b) and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium or Interest Amounts that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 11.4.                         Reinstatement.

(a)                                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.2; provided, however, that, if the Company has made any payment of the principal of, or Interest Amounts or premium on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

(b)                                 If, pursuant to the last sentence of Section 11.1(b), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit has occurred pursuant to Section 11.1.

ARTICLE 12
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.1.                         Without Consent of Holders.

The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder:

(a)          to comply with Sections 5.11 and 8.1;

(b)         to cure any ambiguity, defect or inconsistency;

(c)          to make any other change that does not adversely affect the rights of any Securityholder;

(d)         to comply with the provisions of the TIA;

(e)          to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company; or

(f)            to appoint a successor Trustee.

Section 12.2.                         With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities of a series or this Indenture with respect to that series with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of that series then outstanding.  The Holders of at least a majority in aggregate principal amount of the Securities of a series then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities of that series or this Indenture with respect to that series without notice to any Securityholder.  However, notwithstanding the foregoing but subject to Section 12.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 9.4, may not:

(a)          change the stated maturity of the principal of, or the date the Make Whole Premium or any installment of Interest Amounts is due on, any Security;

(b)         reduce the principal amount of, or any premium or Interest Amounts on, any Security;

(c)          reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)         reduce the Make Whole Premium payable, if any, on any Security;

(e)          change the place or currency of payment of principal of, or any premium, Make Whole Premium (to the extent that such Make Whole Premium is payable in Cash) or Interest Amounts on, any Security;

(f)            impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(g)         modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change or as described in Section 3.11 in a manner adverse to Holders;

(h)         modify the subordination provisions of Article 6 in a manner materially adverse to the Holders of Securities;

(i)             adversely affect the right of Holders to convert Securities other than as provided in or under Article 5 of this Indenture;

(j)             reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

(k)          reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

(l)             modify any of the provisions of this Section or Section 9.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 12.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  An amendment or supplement under this Section 12.2 or under Section 12.1 may not make any change that adversely affects the rights under Article 6 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

Section 12.3.                         Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 12.4.                         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its

Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 12.2.  In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 12.5.                         Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.6.                         Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, in its sole discretion, but need not sign it.  In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 10.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.  The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 12.7.                         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13
MISCELLANEOUS

Section 13.1.                         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.2.                         Notices.

Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Cephalon, Inc.
145 Brandywine Parkway
West Chester, Pennsylvania  19380
Attention:  Chief Financial Officer
Facsimile No.:  (610) 344-7563

if to the Trustee, to:

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103
Attention:  Corporate Trust Services (Cephalon, Inc.
Zero Coupon Convertible Subordinated Notes due
June 15, 2033)
Facsimile No.:  (860) 241-6881

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.                         Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4.                         Certificate and Opinion as to Conditions Precedent.

(a)          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)         Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.5.                         Record Date for Vote or Consent of Securityholders.

The Company (or, in the event deposits have been made pursuant to Section 11.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action.  Notwithstanding the provisions of Section 12.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.6.                         Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders.  Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.7.                         Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no Interest Amounts shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.8.                         Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.9.                         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                  No Recourse Against Others.

All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 13.11.                  Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.                  Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.13.                  Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14.                  Table Of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Cephalon, Inc.

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Senior Vice President and Chief Financial Officer

U.S. Bank National Association, as Trustee

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF

(1)                                  These paragraphs should be included only if the Security is a Global Security.

(2)                                  These paragraphs to be included only if the Security is a Restricted Security.

 CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)                                  These paragraphs to be included only if the Security is a Restricted Security.

CEPHALON, INC.

CUSIP:  ______________                                                                                                                                                      A-______

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033,
FIRST PUTABLE JUNE 15, 2008

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to ___________ _________________, or registered assigns, the principal sum of ______________ ($_________) on June 15, 2033 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(3)

This Note is convertible as specified on the other side of this Note.  Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

(3)                                  This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CEPHALON, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the
Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

CEPHALON, INC.

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033,
FIRST PUTABLE JUNE 15, 2008

1.             INTEREST AMOUNTS

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), will not pay interest on the principal amount of this Note other than Interest Amounts, if any, accrued or payable as provided in the Registration Rights Agreement and the Indenture.

2.             METHOD OF PAYMENT

The Company shall pay any Interest Amounts on this Note to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related Interest Amount payment date.  The Holder must surrender this Note to a Paying Agent to collect payment of principal and premium, if any.  The Company will pay principal, premium, if any, and Interest Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may, however, pay principal, premium, if any, and Interest Amounts, if any, in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company.  The Company may mail a check for Interest Amounts to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association  (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.             INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Securities of the Company designated as its Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the “Notes”), issued under an Indenture, dated as of December 20, 2004 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee.  The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.  This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

The Notes are subordinated unsecured obligations of the Company limited to up to $375,000,000 aggregate principal amount.  The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.             OPTIONAL REDEMPTION

The Notes are subject to redemption, at any time on or after June 15, 2008, as a whole or from time to time in part, at the election of the Company.  The Redemption Price is 100% (or 100.25% if the Redemption Date is June 15, 2008) of the principal amount of the Notes to be redeemed, together with accrued and unpaid Interest Amounts, if any, up to but not including the Redemption Date; provided that, if the Redemption Date falls after an Interest Amount payment record date and on or before an Interest Amount payment date, then the Interest Amounts will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant Interest Amount payment record dates.

No sinking fund is provided for the Notes.

6.             NOTICE OF REDEMPTION

Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000.  On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued Interest Amounts, if any, accrued to, but excluding, the Redemption Date, Interest Amounts, if any, shall cease to accrue on Notes or portions of them called for redemption.

7.             PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued Interest Amounts up to, but excluding, the Fundamental Change Purchase Date, payable in cash.  The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.             PURCHASE OF NOTES AT OPTION OF HOLDER ON SPECIFIED DATES

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the applicable Put Right Purchase Date at a purchase price equal to 100% (or 100.25% if the Put Right Purchase Date is June 15, 2008) of the principal amount thereof, together with any accrued Interest Amounts up to, but excluding, the Put Right Purchase Date.  The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.             CONVERSION

A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and shares of Common Stock at any time prior to the close of business on June 15, 2033, subject to the conditions set forth in Section 5.1 of the Indenture; provided, however, that, if the Note is called for redemption or subject to purchase upon a Fundamental Change or upon exercise of the purchase right described in paragraph 8 above, the conversion right will terminate at the close of business on (1) the second Trading Day immediately preceding the Redemption Date or the Fundamental Change Purchase Date or (2) the second Business Day immediately preceding the Put Right Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment, Fundamental Change Purchase Price or Put Right Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

The initial Conversion Price is $59.50 per share, and the initial Conversion Rate is 16.8067 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture.  No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each of the ten Trading Days following the Conversion Date (rounding down to the nearest whole number) and shall pay an amount in cash for the remainder based upon the Volume Weighted Average Price of the Common Stock on the tenth Trading Day following the Conversion Date.

To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required.  A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

A Note in respect of which a Holder had delivered a Fundamental Change Purchase Notice or Put Right Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change Purchase Notice or Put Right Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

10.           CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

Any Notes called for redemption, unless surrendered for conversion before the close of business on the second Trading Day immediately preceding the Redemption Date, may be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued Interest Amounts, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders, and the obligation of the Company to pay the Redemption Price of such Securities, including all accrued Interest Amounts, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.

11.           SUBORDINATION

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company.  Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

12.           DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.           PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

14.           UNCLAIMED MONEY

If money for the payment of principal, premium, if any, or Interest Amounts, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law.  After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Notes and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

17.           DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Notes includes:  (i) default for 30 days in payment of any Interest Amounts on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on, or any Make Whole Premium, if any, on, the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Notes or in the Indenture with respect to the Notes; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.  If an Event of Default with respect to the Notes (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture.  If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or any premium, Interest Amounts or Make Whole Premium) if it determines that withholding notice is in their interests.  The Company is required to file periodic reports with the Trustee as to the absence of default.

18.           TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

20.           AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are used herein as so defined.

22.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to:  Cephalon, Inc., 145 Brandywine Parkway, West Chester, PA  19380, (610) 344-0200, Attention:  General Counsel.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):  $____________.

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A FUNDAMENTAL CHANGE

To:          Cephalon, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cephalon, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE:  The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

OPTION TO ELECT REPURCHASE

ON SPECIFIED DATES

To:          Cephalon, Inc.

The undersigned hereby requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on June 15, _____ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price, together with any accrued Interest Amounts to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE:  The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES(4)

The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

(4)           This schedule should be included only if the Security is a Global Security.

EXHIBIT B
[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](3)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](4)

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF

(3)                                  These paragraphs should be included only if the Security is a Global Security.

(4)                                 These paragraphs to be included only if this Security is a Restricted Security.

ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)                                  These paragraphs to be included only if this Security is a Restricted Security.

CEPHALON, INC.

CUSIP:  ______________                                                                                                                                                      A-______

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033,
FIRST PUTABLE JUNE 15, 2008

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to ___________ _________________, or registered assigns, the principal sum of ______________ ($_________) on June 15, 2033 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(3)

This Note is convertible as specified on the other side of this Note.  Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

(3)                                  This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CEPHALON, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the
Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

CEPHALON, INC.

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2033,
FIRST PUTABLE JUNE 15, 2010

1.             INTEREST AMOUNTS

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), will not pay interest on the principal amount of this Note other than Interest Amounts, if any, accrued or payable as provided in the Registration Rights Agreement and the Indenture.

2.             METHOD OF PAYMENT

The Company shall pay any Interest Amounts on this Note to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related Interest Amount payment date.  The Holder must surrender this Note to a Paying Agent to collect payment of principal and premium, if any.  The Company will pay principal, premium, if any, and Interest Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may, however, pay principal, premium, if any, and Interest Amounts, if any, in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company.  The Company may mail a check for Interest Amounts to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association  (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.             INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Securities of the Company designated as its Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the “Notes”), issued under an Indenture, dated as of December 20, 2004 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee.  The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.  This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

The Notes are subordinated unsecured obligations of the Company limited to up to $375,000,000 aggregate principal amount.  The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.             OPTIONAL REDEMPTION

The Notes are subject to redemption, at any time on or after June 15, 2010, as a whole or from time to time in part, at the election of the Company.  The Redemption Price is 100% (or 100.25% if the Redemption Date is June 15, 2010) of the principal amount of the Notes to be redeemed, together with accrued and unpaid Interest Amounts, if any, up to but not including the Redemption Date; provided that, if the Redemption Date falls after an Interest Amount payment record date and on or before an Interest Amount payment date, then the Interest Amounts will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant Interest Amount payment record dates.

No sinking fund is provided for the Notes.

6.             NOTICE OF REDEMPTION

Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000.  On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued Interest Amounts, if any, accrued to, but excluding, the Redemption Date, Interest Amounts, if any, shall cease to accrue on Notes or portions of them called for redemption.

7.             PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued Interest Amounts up to, but excluding, the Fundamental Change Purchase Date, payable in cash.  The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.             PURCHASE OF NOTES AT OPTION OF HOLDER ON SPECIFIED DATES

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the applicable Put Right Purchase Date at a purchase price equal to 100% (or 100.25% if the Put Right Purchase Date is June 15, 2010) of the principal amount thereof, together with any accrued Interest Amounts up to, but excluding, the Put Right Purchase Date.  The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.             CONVERSION

A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and shares of Common Stock at any time prior to the close of business on June 15, 2033, subject to the conditions set forth in Section 5.1 of the Indenture; provided, however, that, if the Note is called for redemption or subject to purchase upon a Fundamental Change or upon exercise of the purchase right described in paragraph 8 above, the conversion right will terminate at the close of business on (1) the second Trading Day immediately preceding the Redemption Date or the Fundamental Change Purchase Date or (2) the second Business Day immediately preceding the Put Right Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment, Fundamental Change Purchase Price or Put Right Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

The initial Conversion Price is $56.50 per share, and the initial Conversion Rate is 17.6991 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture.  No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each of the ten Trading Days following the Conversion Date (rounding down to the nearest whole number) and shall pay an amount in cash for the remainder based upon the Volume Weighted Average Price of the Common Stock on the tenth Trading Day following the Conversion Date.

To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required.  A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

A Note in respect of which a Holder had delivered a Fundamental Change Purchase Notice or Put Right Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change Purchase Notice or Put Right Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

10.           CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

Any Notes called for redemption, unless surrendered for conversion before the close of business on the second Trading Day immediately preceding the Redemption Date, may be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued Interest Amounts, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders, and the obligation of the Company to pay the Redemption Price of such Securities, including all accrued Interest Amounts, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.

11.           SUBORDINATION

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company.  Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

12.           DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.           PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

14.           UNCLAIMED MONEY

If money for the payment of principal, premium, if any, or Interest Amounts, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law.  After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Notes and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

17.           DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Notes includes:  (i) default for 30 days in payment of any Interest Amounts on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on, or any Make Whole Premium, if any, on, the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Notes or in the Indenture with respect to the Notes; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.  If an Event of Default with respect to the Notes (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least

25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture.  If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or any premium, Interest Amounts or Make Whole Premium) if it determines that withholding notice is in their interests.  The Company is required to file periodic reports with the Trustee as to the absence of default.

18.           TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

20.           AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are used herein as so defined.

22.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to:  Cephalon, Inc., 145 Brandywine Parkway, West Chester, PA  19380, (610) 344-0200, Attention:  General Counsel.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):  $____________.

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A FUNDAMENTAL CHANGE

To:          Cephalon, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cephalon, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE:  The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

OPTION TO ELECT REPURCHASE

ON SPECIFIED DATES

To:          Cephalon, Inc.

The undersigned hereby requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on June 15, _____ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price, together with any accrued Interest Amounts to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE:  The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES(4)

The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

(4)           This schedule should be included only if the Security is a Global Security.

EXHIBIT C
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF RESTRICTED SECURITIES(5)

Re:                               Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the “Notes”) of Cephalon, Inc.

This certificate relates to $_______ principal amount of Notes owned in (check applicable box):

☐   book-entry or    ☐   definitive form by ___________________ (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture, dated as of December 20, 2004, between Cephalon, Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐                                    Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐                                    Such Note is being acquired for the Transferor’s own account, without transfer.

☐                                    Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐                                    Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor provision thereto) (“Rule 144”) under the Securities Act.

☐                                    Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor provision thereto).

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to

(5)                                  This certificate should only be included if this Security is a Restricted Security.

C-1

                                                above), and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A) or pursuant to Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

C-2

EXHIBIT D
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF RESTRICTED SECURITIES(5)

Re:                               Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the “Notes”) of Cephalon, Inc.

This certificate relates to $_______ principal amount of Notes owned in (check applicable box):

☐   book-entry or    ☐   definitive form by ___________________ (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture, dated as of December 20, 2004, between Cephalon, Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐                                    Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐                                    Such Note is being acquired for the Transferor’s own account, without transfer.

☐                                    Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐                                    Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor provision thereto) (“Rule 144”) under the Securities Act.

☐                                    Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor provision thereto).

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to

(5)                                  This certificate should only be included if this Security is a Restricted Security.

                                                above), and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A) or pursuant to Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)